Exhibit 5.1

October 19, 2017

CASI Pharmaceuticals, Inc.
9620 Medical Center Drive, Suite 300,

Rockville, MD

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by CASI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to certain institutional and accredited investors of up to 9,590,371 shares of the Company’s common stock, par value $.01 (the “Shares”), including 1,638,506 shares of the Company’s common stock, par value $.01 (“Warrant Shares”) issuable upon exercise of warrants to purchase such shares (“Warrants”), pursuant to the Company’s Shelf Registration Statement on Form S-3 (Registration Statement No. 333-207304) and declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on October 15, 2015.

The offering and sale of the Shares and Warrant Shares are being made pursuant to the stock purchase agreements (the “SPAs”), dated as of October 13, 2017, by and between the Company and the several purchasers thereto.

In connection with this opinion, we have examined and relied upon copies of the SPAs, the Registration Statement, the base prospectus that forms a part thereof and the prospectus supplement thereto related to the offering of the Shares, which prospectus supplement is dated as of October 13, 2017 and was filed by the Company in accordance with Rule 424(b) promulgated under the Act. We have also examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies, (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, and (iv) that, at the time of the issuance of the Warrant Shares, there will be a sufficient number of authorized and unissued shares of the Company’s common stock, par value $.01, that will not have been previously subscribed for, reserved or otherwise committed to be issued, available to issue the Warrant Shares;

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us. We are not members of the Bar of the State of Delaware and have not obtained any opinions of local counsel.

CASI Pharmaceuticals, Inc.

October 19, 2017

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1.   The Shares, when issued and delivered by the Company against payment therefor in accordance with the terms of the respective SPAs, will be validly issued, fully paid and nonassessable.

2.   The Warrants when issued and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines.

3.   The Warrant Shares issuable upon exercise of the Warrants , when issued and delivered by the Company against payment therefor in accordance with the terms of the respective SPAs, will be validly issued, fully paid and nonassessable.

This letter does not address any matters other than those expressly addressed herein. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the offering of the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act. or the rules and regulations of the Commission thereunder

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP